UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 1, 2022
(February 28, 2022)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PNM Resources, Inc. (the “Company”) approved, and recommended that the full Board approve certain compensatory arrangements in which the Company’s named executive officers participate. On March 1, 2022, the full Board (or the independent directors, in the case of certain actions relating specifically to the Company’s Chairman, President and Chief Executive Officer) approved the Compensation Committee’s recommendations. The plans and arrangements approved at such meetings are described in more detail below.

Amendment of the 2020 Long-Term Incentive Plan

The Compensation Committee recommended to the Board and the Board approved the rescission of certain amendments to the 2020 Long-Term Incentive Plan (“2020 LTIP”). The now-rescinded amendments to the 2020 LTIP limited the payment of performance share awards only to disability, death, qualifying change in control termination, or involuntary separation from service with the Company for reasons other than cause, for the Company’s Chairman, President and Chief Executive Officer; Executive Vice President, Corporate Development and Finance; and the Senior Vice President and General Counsel.

As amended, the 2020 LTIP now provides that Company’s Chairman, President and Chief Executive Officer; Executive Vice President, Corporate Development and Finance; and the Senior Vice President and General Counsel are eligible for a performance share award under the 2020 LTIP under the same conditions as other named executive officers—namely, the named executive officers will be eligible for a pro-rata (or a full award in the case of the Executive Vice President, Corporate Development and Finance) upon disability, death, retirement, or involuntary separation from service with the Company for reasons other than cause. Additionally, consistent with the existing terms of the 2020 LTIP, the named executive officers remain entitled to a full performance share award due to a qualifying change in control termination.

Amendment of the 2021 Long-Term Incentive Plan

The Compensation Committee recommended to the Board and the Board approved an amendment to the 2021 Long-Term Incentive Plan (“2021 LTIP”) to (1) provide for a full (rather than pro-rata) earned performance share award upon a named executive officer’s qualifying change in control termination, (2) provide for a pro-rata payment of the earned performance share award upon termination of employment due to retirement for the Company’s Chairman, President and Chief Executive Officer; Executive Vice President, Corporate Development and Finance; and the Senior Vice President and General Counsel, which is consistent with the Company’s past practices and the terms of the 2021 LTIP for the remaining named executive officers, and (3) provide for a full (rather than pro-rata) time-vested restricted stock rights award upon a named executive officer’s qualifying change in control termination, death, disability, retirement or impaction.

Approval of One-Time Special Bonuses

The Compensation Committee (and for the CEO, the independent members of the Board) approved a one-time cash bonus to each of the Company’s Chairman, President and Chief Executive Officer ($740,000); Executive Vice President, Corporate Development and Finance ($260,000); and Senior Vice President and General Counsel ($140,000) in recognition of the officer's outstanding leadership in 2021. Among other things, in connection with the Company’s proposed merger with Avangrid, such officers were instrumental in planning for integration, seeking regulatory approval, negotiating an extension of the merger agreement and appealing the New Mexico Public Regulation Commission’s decision relating to the merger. These one-time bonuses will be paid in a single lump sum cash payment in March 2022.

Departure of Executive Vice President, Corporate Development and Finance

On February 28, 2022, Charles N. Eldred, Executive Vice President, Corporate Development and Finance of PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”, and together with PNMR and PNM, the “Company”) announced that he is retiring from the Company effective July 1, 2022. The Company intends to reassign his duties and not replace his position. On February 28, 2022, the Compensation Committee approved entering into an amended restrictive covenant and non-solicitation agreement with Mr. Eldred for a period of 18 months following his retirement. Mr. Eldred will receive payments equal to $1,045,000 in exchange for the amended restrictive covenant and non-solicitation agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: March 1, 2022	/s/ Henry E. Monroy
Henry E. Monroy
Vice President and Corporate Controller
(Officer duly authorized to sign this report)